UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

Kratos Defense & Security Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of	Commission	(I.R.S. Employer
Incorporation)	File Number	Identification Number)

4820 Eastgate Mall, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On July 14, 2011, Kratos Defense & Security Solutions, Inc. (“Kratos”) issued a press release announcing that it intends, subject to market and other conditions, to offer $80.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 (the “Notes”), in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used to finance, in part, the cash portion of the purchase price for the acquisition (the “Acquisition”) of Integral Systems, Inc., a Maryland corporation (“Integral Systems”), to refinance existing indebtedness of Integral Systems and its subsidiaries, to pay certain severance payments in connection with the Acquisition and to pay related fees and expenses. The issuance of the Notes will be conditioned upon the consummation of, among other things, the Acquisition. The Notes would constitute an additional issuance of Kratos’ 10% Senior Secured Notes due 2017 under its existing Indenture dated as of May 19, 2010.  It is anticipated that the Notes will be issued at a premium, subject to market and other conditions.

The Notes may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. A copy of the press release related to the offering of the Notes is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where to Find It

Kratos has filed a Registration Statement on Form S-4, a definitive joint proxy statement/prospectus and other documents concerning the proposed Acquisition with the Securities and Exchange Commission (the “SEC”), and each of Kratos and Integral Systems has mailed to its stockholders a definitive joint proxy statement/prospectus in connection with the transaction. Investors are urged to read the joint proxy statement/prospectus and any amendments thereto and other relevant documents filed with the SEC in their entirety because they contain important information about Kratos, Integral Systems and the proposed merger. Security holders may obtain a free copy of the definitive joint proxy statement/prospectus and any amendments thereto as well as any other documents filed by Kratos and Integral Systems with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, as amended from time to time, and other documents filed with the SEC may also be obtained for free by directing a request to the Corporate Secretary of Kratos Defense & Security Solutions, Inc. at (858) 812-7300.

Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (including information included or incorporated by reference herein) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made. Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. In particular, Kratos may not be able to complete the proposed transaction on the terms summarized herein or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of the Integral Systems stockholders or the Kratos stockholders, the failure to obtain regulatory approvals or the failure to satisfy other customary closing conditions. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the businesses of Kratos and Integral Systems in general, see the risk disclosures in the definitive proxy statement/prospectus filed with the SEC by Kratos on June 21, 2011, as amended from time to time, the Annual Report on Form 10-K of Kratos for the year ended December 26, 2010, the Annual Report on Form 10-K of Integral Systems for the year ended September 24, 2010 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Kratos and Integral Systems.

Item 9.01.        Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

		By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel &
Secretary/Registered In-House Counsel
Date:	July 14, 2011